Exhibit 99.1
NEWS RELEASE

CONTACT:

Bob Lougee
800-611-8488
Bob.Lougee@spok.com

Spok Reports Fourth Quarter and 2015 Operating Results;
Software Revenue and Bookings Increase from Prior Quarter

Wireless Trends Continue to Improve;
Board Declares Regular Quarterly Dividend

SPRINGFIELD, Va. (February 24, 2016) - Spok Holdings, Inc. (NASDAQ: SPOK), a global leader in critical communications, today announced operating results for the fourth quarter and year ended December 31, 2015. In addition, the Company’s Board of Directors declared a regular quarterly dividend of $0.125 per share, payable on March 30, 2016 to stockholders of record on March 18, 2016.
In the 2015 fourth quarter, consolidated revenue was $47.3 million, compared to $51.3 million in the fourth quarter of 2014 and $46.2 million in the third quarter of 2015. Software revenue increased 10.7 percent from the prior quarter to $18.6 million in the fourth quarter of 2015, compared to $19.6 million in the fourth quarter of 2014 and $16.8 million in the third quarter of 2015. Wireless revenue totaled $28.7 million in the fourth quarter, compared to $31.7 million in the year-earlier quarter and $29.4 million in the prior quarter.
Fourth quarter EBITDA (earnings before interest, taxes, depreciation, amortization and accretion) totaled $9.9 million, or 20.9 percent of revenue, compared to $8.7 million, or 16.9 percent of revenue, in the year-earlier quarter, and $10.1 million, or 21.8 percent of revenue, in the third quarter of 2015.
Net income for the fourth quarter of 2015 was $72.7 million, or $3.53 per diluted share, compared to $6.9 million, or $0.31 per diluted share, in the fourth quarter of 2014. In the fourth quarter of 2015, net income included a non-cash income tax benefit of $68.4 million. The income tax benefit resulted from the reduction of the deferred income tax asset valuation allowance reflecting the Company’s fourth quarter analysis of its future operations. In accordance with applicable accounting standards that analysis determined that more of the Company’s deferred income tax assets are recoverable in future

Spok.com

periods and this quarter’s income tax benefit reflects that adjustment. Excluding this benefit, fourth quarter 2015 net income would have totaled $4.3 million or $0.21 per diluted share.
For the full-year 2015, consolidated revenue was $189.6 million, compared to $200.3 million in 2014. Wireless revenue was $119.0 million and software revenue was $70.6 million, compared to $132.4 million and $67.9 million, respectively, for 2014. Software revenue increased 4 percent from the prior year.
EBITDA for 2015 was $39.1 million, or 20.6 percent of revenue, compared to $44.8 million, or 22.4 percent of revenue, for 2014.
Net income for 2015 was $84.2 million, or $3.98 per diluted share, compared to net income of $20.7 million, or $0.94 per diluted share, for the previous year. In 2015, net income included a non-cash income tax benefit related to the reduction of valuation allowance associated with the Company’s deferred income tax assets. In the fourth quarter the Company determined that more of the deferred income tax assets are recoverable in future periods and the 2015 income tax benefit reflects that adjustment. Excluding this income tax benefit, full year 2015 net income would have totaled $15.9 million, or $0.75 per diluted share.
Other key results and highlights for the fourth quarter and 2015 included:

•
Software bookings for the fourth quarter increased to $18.5 million, from $16.7 million in the prior quarter. Fourth quarter bookings included $10.0 million of operations bookings and $8.5 million of maintenance renewals. For 2015, bookings totaled $74.0 million, compared to $78.5 million in 2014. Maintenance bookings for 2015 totaled $35.4 million.

•	Software backlog totaled $38.7 million at December 31, 2015, compared to $41.6 million at September 30, 2015, and $42.4 million at year-end 2014.

•
Of the $18.6 million in software revenue for the fourth quarter, $9.6 million was operations revenue and $9.0 million was maintenance revenue, compared to $11.6 million and $8.0 million, respectively, of the $19.6 million in software revenue for the fourth quarter of 2014.

•	The renewal rate for software maintenance in the fourth quarter was 99.7 percent.

•	The quarterly rate of paging unit erosion was 1.6 percent in the fourth quarter of 2015, compared to 1.4 percent in the year-earlier quarter. The annual rate of unit erosion

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improved to 6.6 percent in 2015 versus 8.7 percent in the prior year. Net paging unit losses were 19,000 in the fourth quarter of 2015, versus 18,000 in the fourth quarter of 2014. Paging units in service at December 31, 2015 totaled 1,173,000, compared to 1,256,000 at the end of the prior year.

•
The quarterly rate of wireless revenue erosion slowed to 2.2 percent in the fourth quarter of 2015 versus 3.6 percent in the year-earlier quarter, while the annual rate of wireless revenue erosion slowed to 10.1 percent versus 11.6 percent in 2014.

•
Total paging ARPU (average revenue per unit) was $7.79 in the fourth quarter of 2015, compared to $7.92 in the year-earlier quarter and $7.82 in the prior quarter. For the year, ARPU totaled $7.90, compared to $7.93 in 2014.

•
Consolidated operating expenses (excluding depreciation, amortization and accretion) totaled $37.4 million in the fourth quarter of 2015, compared to $42.6 million in the year-earlier quarter. For 2015, operating expenses totaled $150.6 million, compared to $155.4 million in 2014.

•
Capital expenses were $2.0 million in the fourth quarter of 2015, compared to $1.4 million in the year-earlier quarter. For 2015, capital expenses totaled $6.4 million, compared to $7.7 million in 2014.

•	The number of full-time equivalent employees at December 31, 2015 totaled 600, compared to 587 at year-end 2014.

•	Capital returned to stockholders in 2015 totaled $28.3 million. This came in the form of $13.3 million from dividends and $15.0 million from share repurchases.

•	The Company’s cash balance at December 31, 2015 grew to $111.3 million, from $107.9 million at December 31, 2014.
“We are encouraged with our performance in the fourth quarter of 2015 and for the full year”, said Vincent D. Kelly, chief executive officer. “We met or exceeded our expectations on a number of key operating measures, including revenue levels, operating expense management, cash flow and subscriber retention. We achieved these results, as we continued to invest in our future, enhancing and upgrading our operating platforms and sales infrastructure. We believe that these investments in our systems and people position us well for the future. For the full year, software revenue grew, while our

Spok.com

backlog and pipeline remained strong and wireless revenue and paging unit attrition was slower than anticipated. Overall, we continued to operate profitably, enhance our product offerings, and further strengthen our balance sheet. Our ability to generate healthy cash flow levels allowed us to execute against our capital allocation strategy, make key strategic investments and return the majority of our cash flow to our stockholders in excess of our capital allocation commitment in the form of dividends and share repurchases.”
Commenting on software results, Kelly said: “Fourth quarter 2015 total software revenue increased nearly 11 percent from the prior quarter, and for the full year increased more than 4 percent from 2014.” Kelly attributed higher fourth quarter and full year software revenue primarily to a continuing trend of a more than 99 percent renewal rate on software maintenance contracts. Maintenance revenue is a largely recurring revenue stream that provides Spok with a more stable revenue and margin base.
Fourth quarter 2015 software bookings of $18.5 million were up nearly 11 percent from the prior quarter. For the full year, bookings totaled $74.0 million, a slight decline from prior-year levels. “Demand remained strong in the domestic markets for upgrades and installations of call center solutions, along with healthcare applications to increase patient safety, improve nursing workflows and enhance organizational efficiencies,” said Kelly. “While domestic markets performed well, we saw some sluggishness in the international markets of both EMEA and APAC.”
Continued Kelly, “We are focused on investments to grow our software solutions business, while maintaining our valuable wireless revenue stream. In 2015 we took steps to strengthen our leadership team, as Hemant Goel became president of Spok’s operating company and more recently with the addition of industry veteran Don Soucy as executive vice president of global sales. We also reorganized and augmented our sales team with key additions at all levels, focused on product development, and invested in our business operations platform and infrastructure. We believe that these investments will pay dividends in 2016 and beyond as we continue on a path toward sustainable growth.”
The Company posted solid results for its wireless products and services in the fourth quarter. Gross pager placements totaled 31,000 versus 35,000 in the year-earlier quarter, while gross disconnects of 50,000 improved from 53,000 in the fourth quarter of 2014. “As a result, annual net pager losses

Spok.com

declined to a near historical low of 6.6 percent from the prior year-end and were down 1.6 percent for the fourth quarter, in line with prior-year results,” continued Kelly. “Overall, wireless sales efforts continued to focus primarily on our core market segments of Healthcare, Government and Large Enterprise, which represented approximately 94.3 percent of our direct subscriber base and 91.1 percent of our direct paging revenue at year end. Healthcare comprised 79.7 percent of our direct subscriber base, and continued to be our best performing market segment with the highest rate of gross placements and lowest rate of unit disconnects.”
Spok returned capital to stockholders, totaling $28.3 million, in 2015. During the year, the Company paid $13.3 million in dividends and repurchased 897,177 shares of common stock, totaling $15.0 million, under its stock buy-back program. “Over the past decade,” Kelly added, “we have generated nearly $1 billion in free cash flow, paid nearly $500 million to our stockholders in cash dividends, and repurchased nearly $80 million of our common stock. In 2016, we remain focused on returning value to our shareholders through our comprehensive capital allocation strategy.”
Kelly noted that in addition to the financial performance the Company was able to achieve in 2015, progress was made in several other areas, including product development, sales strategy and key strategic partnership agreements. “Spok continues to build an industry-leading reputation,” commented Kelly. “We are generating tremendous attention and high approval ratings at the conferences we attend. Last year’s Connect Conference was the most successful ever, with record attendance, and the RSNA Conference was a great venue to showcase our CTRM solution and secure text messaging platform. We intend to carry the momentum generated at these conferences into 2016 in order to stimulate long-term growth. We remain committed to our core values of putting the customer first, creating solutions that matter, innovation and accountability. Combined with our strong team, solid financial platform and industry-leading products and services, Spok is well positioned to meet the challenges in 2016 and generate future growth.”
Shawn E. Endsley, chief financial officer, said: “Revenue contribution from both software and wireless, combined with focused expense management, helped maintain solid operating cash flow, EBITDA and operating margins for the quarter, as we continued to invest in our business for long-term growth. We

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also strengthened our balance sheet, recording a cash balance of $111.3 million at December 31, 2015 and continued to operate as a debt-free company at year end.”
Commenting on the Company’s previously provided financial guidance for 2015, Endsley noted: “We are pleased that 2015 results were consistent with our guidance. For the year, total revenue of $189.6 million was within our guidance range of $183 million to $201 million, operating expenses of $150.6 million were within our guidance range of $145 million to $154 million, and capital expenses of $6.4 million were within our guidance range of $5.5 million to $7.5 million.” With regard to financial guidance for 2016, Endsley said the Company expects total revenue to range from $174 million to $192 million, operating expenses (excluding depreciation, amortization and accretion) to range from $153 million to $159 million, and capital expenses to range from $6 million to $8 million.
* * * * * * * * *
Spok plans to host a conference call for investors on its fourth quarter and 2015 operating results at 10:00 a.m. Eastern Time on Thursday, February 25, 2016. Dial-in numbers for the call are 785-830-1924 or 800-533-7954. The pass code for the call is 974643. A replay of the call will be available from 1:00 p.m. ET on February 25, 2016 until 1:00 p.m. on Thursday, March 10, 2016. Replay numbers are 719-457-0820 or 888-203-1112. The pass code for the replay is 974643.
* * * * * * * * *
About Spok
Spok Holdings, Inc., headquartered in Springfield, Va., is proud to be a leader in critical communications for healthcare, government, public safety, and other industries. We deliver smart, reliable solutions to help protect the health, well-being, and safety of people around the globe. Organizations worldwide rely on Spok for workflow improvement, secure texting, paging services, contact center optimization, and public safety response. When communications matter, Spok delivers. Visit us at spok.com or find us on Twitter @Spoktweets.
Safe Harbor Statement under the Private Securities Litigation Reform Act: Statements contained herein or in prior press releases which are not historical fact, such as statements regarding Spok’s future operating and financial performance, are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause Spok’s actual results to be materially different from the future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include, but are not limited to, declining demand for paging products and services, continued demand for our software products and services, our ability to develop additional software solutions for our customers and manage our development as a global organization, the ability to manage operating expenses, future capital needs, competitive pricing pressures, competition from both traditional paging services and other wireless communications services, competition from other software providers, government regulation, reliance upon third-party

Spok.com

providers for certain equipment and services, as well as other risks described from time to time in our periodic reports and other filings with the Securities and Exchange Commission. Although Spok believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Spok disclaims any intent or obligation to update any forward-looking statements.
Tables to Follow

Spok.com

SPŌK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (a)
(Unaudited and in thousands except share, per share amounts and ARPU)

	For the three months ended		For the twelve months ended
	12/31/2015	12/31/2014	12/31/2015	12/31/2014
Revenue:
Wireless	$28,727	$31,678	$119,014	$132,402
Software	18,612	19,591	70,614	67,871
Total revenue	47,339	51,269	189,628	200,273
Operating expenses:
Cost of revenue	8,035	10,571	33,851	32,556
Service, rental and maintenance	11,024	11,285	44,401	45,485
Selling and marketing	7,036	7,915	27,446	30,013
General and administrative	10,276	11,905	42,159	45,896
Severance and restructuring	1,056	926	2,701	1,495
Depreciation, amortization and accretion	3,362	4,049	13,970	16,677
Total operating expenses	40,789	46,651	164,528	172,122
% of total revenue	86.2%	91.0%	86.8%	85.9%
Operating income	6,550	4,618	25,100	28,151
% of total revenue	13.8%	9.0%	13.2%	14.1%
Interest income (expense), net	13	(262)	16	(456)
Other income (expense), net	71	(188)	1,182	(368)
Income before income tax expense	6,634	4,168	26,298	27,327
Income tax benefit (expense)	66,087	2,744	57,937	(6,582)
Net income	$72,721	$6,912	$84,235	$20,745
Basic net income per common share	$3.54	$0.32	$3.99	$0.96
Diluted net income per common share	$3.53	$0.31	$3.98	$0.94
Basic weighted average common shares outstanding	20,528,326	21,554,746	21,120,268	21,621,466
Diluted weighted average common shares outstanding	20,628,053	22,101,600	21,186,750	22,090,770
Reconciliation of operating income to EBITDA (b):
Operating income	$6,550	$4,618	$25,100	$28,151
Add back: depreciation, amortization and accretion	3,362	4,049	13,970	16,677
EBITDA	$9,912	$8,667	$39,070	$44,828
% of total revenue	20.9%	16.9%	20.6%	22.4%
Key statistics:
Units in service	1,173	1,256	1,173	1,256
Average revenue per unit (ARPU)	$7.79	$7.92	$7.9	$7.93
Bookings	$18,511	$22,272	$74,024	$78,514
Backlog	$38,650	$42,391	$38,650	$42,391

(a) Slight variations in totals are due to rounding.
(b) EBITDA or earnings before interest, taxes, depreciation, amortization and accretion is a non-GAAP measure and is presented for analytical purposes only.

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (a)
(Unaudited and in thousands except share, per share amounts and ARPU)

	For the three months ended
	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014
Revenue:
Wireless	$28,727	$29,375	$30,222	$30,690	$31,678	$32,855	$33,518	$34,351
Software	18,612	16,806	17,747	17,448	19,591	16,936	15,576	15,768
Total revenue	47,339	46,181	47,969	48,138	51,269	49,791	49,094	50,119
Operating expenses:
Cost of revenue	8,036	7,871	9,131	8,813	10,571	8,000	7,180	6,805
Service, rental and maintenance	11,024	11,117	11,003	11,256	11,285	10,988	11,420	11,792
Selling and marketing	7,036	6,572	6,790	7,048	7,915	7,072	7,780	7,246
General and administrative	10,276	10,410	10,472	11,001	11,905	10,866	10,990	12,135
Severance and restructuring	1,056	141	1,504	—	926	545	4	20
Depreciation, amortization and accretion	3,362	3,413	3,448	3,747	4,049	4,247	4,352	4,029
Total operating expenses	40,790	39,524	42,348	41,865	46,651	41,718	41,726	42,027
% of total revenue	86.2%	85.6%	88.3%	87.0%	91.0%	83.8%	85.0%	83.9%
Operating income	6,549	6,657	5,621	6,273	4,618	8,073	7,368	8,092
% of total revenue	13.8%	14.4%	11.7%	13.0%	9.0%	16.2%	15.0%	16.1%
Interest income (expense), net	13	1	3	(1)	(262)	(63)	(64)	(67)
Other income (expense), net	71	784	264	60	(188)	(2)	(194)	16
Income before income tax expense	6,633	7,442	5,888	6,332	4,168	8,008	7,110	8,041
Income tax benefit (expense)	66,087	(3,222)	(2,512)	(2,415)	2,744	(3,356)	(2,819)	(3,151)
Net income	$72,720	$4,220	$3,376	$3,917	$6,912	$4,652	$4,291	$4,890
Basic net income per common share	$3.54	$0.20	$0.16	$0.18	$0.32	$0.21	$0.2	$0.23
Diluted net income per common share	$3.53	$0.2	$0.16	$0.18	$0.31	$0.21	$0.19	$0.22
Basic weighted average common shares outstanding	20,528,326	21,301,311	21,677,299	21,898,792	21,554,746	21,651,347	21,642,163	21,638,198
Diluted weighted average common shares outstanding	20,628,053	21,352,838	21,735,829	22,053,015	22,101,600	22,135,554	22,099,791	22,037,796
Reconciliation of operating income to EBITDA (b):
Operating income	$6,549	$6,657	$5,621	$6,273	$4,618	$8,073	$7,368	$8,092
Add back: depreciation, amortization and accretion	3,362	3,413	3,448	3,747	4,049	4,247	4,352	4,029
EBITDA	$9,911	$10,070	$9,069	$10,020	$8,667	$12,320	$11,720	$12,121
% of total revenue	20.9%	21.8%	18.9%	20.8%	16.9%	24.7%	23.9%	24.2%
Key statistics:
Units in service	1,173	1,192	1,211	1,230	1,256	1,274	1,299	1,327
Average revenue per unit (ARPU)	$7.79	$7.82	$7.86	$7.91	$7.92	$7.97	$7.98	$8.11
Bookings	$18,511	$16,746	$21,027	$17,740	$22,272	$20,362	$18,959	$16,921
Backlog	$38,650	$41,639	$43,524	$40,551	$42,391	$42,117	$40,182	$41,396

(a) Slight variations in totals are due to rounding.
(b) EBITDA or earnings before interest, taxes, depreciation, amortization and accretion is a non-GAAP measure and is presented for analytical purposes only

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (a)
(In thousands)

	12/31/2015	12/31/2014
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$111,332	$107,869
Accounts receivable, net	22,638	24,969
Prepaid expenses and other	5,352	7,250
Inventory	2,291	2,673
Total current assets	141,613	142,761
Property and equipment, net	15,386	17,395
Goodwill	133,031	133,031
Other intangible assets, net	14,964	19,698
Deferred income tax assets, net	83,983	24,143
Other assets	1,445	862
Total assets	390,422	337,890
Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities
Accrued compensation and benefits	$10,864	$14,041
Deferred revenue	27,045	24,034
Total current liabilities	47,156	49,763
Deferred revenue	741	937
Other long-term liabilities	8,972	8,131
Total liabilities	56,869	58,831
Commitments and contingencies
Stockholders' equity:
Preferred stock
Common stock	2	2
Additional paid-in capital	110,435	126,678
Retained earnings	223,116	152,379
Total stockholders' equity	333,553	279,059
Total liabilities and stockholders' equity	390,422	337,890

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (a)
(Unaudited and in thousands)

	For the twelve months ended
	12/31/2015	12/31/2014
Cash flows from operating activities:
Net income	$84,235	$20,745
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	13,970	16,677
Amortization of deferred financing costs	—	456
Deferred income (benefit) tax expense	(59,007)	4,740
Stock based compensation	1,868	3,838
Provisions for doubtful accounts, service credits and other	1,290	1,128
Adjustments of non-cash transaction taxes	(686)	(310)
Loss/(Gain) on disposals of property and equipment	(793)	3
Changes in assets and liabilities:
Accounts receivable	1,041	(8,013)
Prepaid expenses, intangible assets and other assets	658	17
Accounts payable, accrued liabilities and other	(7,381)	1,192
Customer deposits and deferred revenue	2,817	1,086
Net cash provided by operating activities	38,012	41,559
Cash flows from investing activities:
Purchases of property and equipment	(6,374)	(7,679)
Proceeds from disposals of property and equipment	809	65
Net cash used in investing activities	(5,565)	(7,614)
Cash flows from financing activities:
Cash distributions to stockholders	(13,976)	(10,826)
Purchase of common stock (including commissions)	(15,008)	(4,325)
Net cash used in financing activities	(28,984)	(15,151)
Net increase in cash and cash equivalents	3,463	18,794
Cash and cash equivalents, beginning of period	107,869	89,075
Cash and cash equivalents, end of period	$111,332	$107,869
Supplemental disclosure:
Interest paid	$3	$8
Income taxes paid	$1,521	$1,448

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
CONSOLIDATED REVENUE
SUPPLEMENTAL INFORMATION (a)
(Unaudited and in thousands)

	For the three months ended
	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014
Revenue
Paging	$27,637	$28,196	$28,782	$29,491	$30,071	$30,776	$31,458	$32,896
Non-paging	1,090	1,179	1,440	1,199	1,607	2,079	2,060	1,455
Total wireless revenue	28,727	29,375	30,222	30,690	31,678	32,855	33,518	34,351
Subscription	471	392	419	398	365	458	377	283
License	2,733	1,457	3,011	2,595	3,474	2,374	2,497	2,929
Services	4,610	4,600	4,609	5,018	5,579	4,305	3,558	3,930
Equipment	1,764	1,434	1,301	1,374	2,145	1,930	1,614	1,250
Operations revenue	9,578	7,883	9,340	9,385	11,563	9,067	8,046	8,392
Maintenance revenue	9,034	8,923	8,407	8,063	8,028	7,869	7,530	7,376
Total software revenue	18,612	16,806	17,747	17,448	19,591	16,936	15,576	15,768
Total revenue	$47,339	$46,181	$47,969	$48,138	$51,269	$49,791	$49,094	$50,119

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
CONSOLIDATED OPERATING EXPENSES
SUPPLEMENTAL INFORMATION (a)
(Unaudited and in thousands)

	For the three months ended
	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014
Cost of revenue
Payroll and related	$4,414	$4,277	$4,274	$4,157	$4,222	$3,743	$3,827	$3,959
Cost of sales	2,902	2,549	3,801	3,620	5,225	3,098	2,232	1,917
Stock based compensation	33	33	34	34	81	108	81	81
Other	686	1,012	1,022	1,002	1,043	1,051	1,040	848
Total cost of revenue	8,035	7,871	9,131	8,813	10,571	8,000	7,180	6,805
Service, rental and maintenance
Site rent	3,663	3,763	3,783	3,766	3,834	3,914	3,981	4,015
Telecommunications	1,218	1,392	1,288	1,343	1,487	1,548	1,669	1,736
Payroll and related	4,815	4,613	4,555	4,652	4,533	4,106	4,434	4,594
Stock based compensation	29	29	29	29	30	56	(17)	39
Repairs and maintenance	450	395	478	528	467	489	436	508
Other	849	925	870	938	934	875	917	900
Total service, rental and maintenance	11,024	11,117	11,003	11,256	11,285	10,988	11,420	11,792
Selling and marketing
Payroll and related	3,780	3,664	3,732	3,916	3,945	3,859	4,099	4,098
Commissions	1,754	1,858	1,792	1,836	2,481	1,949	2,087	1,952
Stock based compensation	(7)	16	51	51	131	151	131	131
Other	1,509	1,034	1,215	1,245	1,358	1,113	1,463	1,065
Total selling and marketing	7,036	6,572	6,790	7,048	7,915	7,072	7,780	7,246
General and administrative
Payroll and related	4,029	4,320	4,611	4,879	4,737	4,217	4,440	4,796
Stock based compensation	316	316	548	329	780	791	429	835
Bad debt	104	113	140	160	127	136	134	86
Facility rent	856	868	841	941	830	863	899	922
Telecommunications	331	370	374	333	381	427	399	395
Outside services	1,783	1,864	1,728	1,786	1,786	1,698	1,719	1,762
Taxes, licenses and permits	1,132	1,068	1,150	1,125	1,283	1,225	1,383	1,064
Repairs and maintenance	347	389	363	406	506	510	421	374
Financial Services	378	378	367	362	346	336	379	363
Other	1,000	724	350	680	1,129	663	787	1,538
Total general and administrative	10,276	10,410	10,472	11,001	11,905	10,866	10,990	12,135
Severance and restructuring	1,056	141	1,504	—	926	545	4	20
Depreciation, amortization and accretion	3,362	3,413	3,448	3,747	4,049	4,247	4,352	4,029
Operating expenses	$40,789	$39,524	$42,348	$41,865	$46,651	$41,718	$41,726	$42,027
Capital expenditures	$2,024	$1,318	$1,992	$1,040	$1,352	$1,291	$2,393	$2,643

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
UNITS IN SERVICE ACTIVITY (a)
(Unaudited and in thousands)

	For the three months ended
	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014
Paging units in service
Beginning units in service
Direct one-way	1,086	1,103	1,116	1,140	1,157	1,179	1,200	1,246
Direct two-way	62	64	64	64	63	64	69	69
Total direct	1,148	1,167	1,180	1,204	1,220	1,243	1,269	1,315
Indirect one-way	24	24	25	26	28	29	30	34
Indirect two-way	20	20	25	26	26	27	28	27
Total indirect	44	44	50	52	54	56	58	61
Total beginning units in service	1,192	1,211	1,230	1,256	1,274	1,299	1,327	1,376
Gross placements
Direct one-way	27	32	36	25	31	40	48	34
Direct two-way	3	3	4	3	3	4	2	4
Total direct	30	35	40	28	34	44	50	38
Indirect one-way	1	1	—	1	1	1	1	—
Indirect two-way	—	—	—	—	—	—	—	1
Total indirect	1	1	—	1	1	1	1	1
Total gross placements	31	36	40	29	35	45	51	39
Gross disconnects
Direct one-way	(42)	(48)	(50)	(49)	(47)	(62)	(69)	(80)
Direct two-way	(4)	(5)	(3)	(3)	(3)	(5)	(7)	(4)
Total direct	(46)	(53)	(53)	(52)	(50)	(67)	(76)	(84)
Indirect one-way	(1)	(1)	(1)	(2)	(2)	(2)	(2)	(4)
Indirect two-way	(3)	(1)	(5)	(1)	(1)	(1)	(1)	—
Total indirect	(4)	(2)	(6)	(3)	(3)	(3)	(3)	(4)
Total gross disconnects	(50)	(55)	(59)	(55)	(53)	(70)	(79)	(88)
Net loss
Direct one-way	(14)	(16)	(13)	(24)	(16)	(22)	(21)	(46)
Direct two-way	(1)	(2)	—	—	—	(1)	(5)	—
Total direct	(15)	(18)	(13)	(24)	(16)	(23)	(26)	(46)
Indirect one-way	(1)	—	(1)	(1)	(1)	(1)	(1)	(4)
Indirect two-way	(3)	(1)	(5)	(1)	(1)	(1)	(1)	1
Total indirect	(4)	(1)	(6)	(2)	(2)	(2)	(2)	(3)
Total net change	(19)	(19)	(19)	(26)	(18)	(25)	(28)	(49)
Ending units in service
Direct one-way	1,072	1,087	1,103	1,116	1,141	1,157	1,179	1,200
Direct two-way	61	62	64	64	63	63	64	69
Total direct	1,133	1,149	1,167	1,180	1,204	1,220	1,243	1,269
Indirect one-way	23	24	24	25	27	28	29	30
Indirect two-way	17	19	20	25	25	26	27	28
Total indirect	40	43	44	50	52	54	56	58
Total ending units in service	1,173	1,192	1,211	1,230	1,256	1,274	1,299	1,327

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
AVERAGE REVENUE PER UNIT (ARPU) AND CHURN (a)
(Unaudited)

	For the three months ended
	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014
Paging ARPU
Direct one-way	$7.36	$7.37	$7.41	$7.45	$7.45	$7.48	$7.48	$7.59
Direct two-way	16.35	16.84	17.16	17.69	17.95	18.17	18.21	18.91
Total direct	7.85	7.88	7.93	7.99	8.00	8.05	8.06	8.19
Indirect one-way	7.83	8.02	8.11	8.08	8.13	8.24	8.18	8.22
Indirect two-way	4.29	4.07	4.09	3.93	4.06	4.31	4.45	4.32
Total indirect	6.27	6.21	6.19	6.01	6.12	6.32	6.39	6.37
Total one-way	7.37	7.39	7.42	7.46	7.46	7.50	7.50	7.6
Total two-way	13.57	13.72	13.69	13.72	13.87	14.10	14.22	14.70
Total paging ARPU	$7.79	$7.82	$7.86	$7.91	$7.92	$7.97	$7.98	$8.11
Gross disconnect rate (b)
Direct one-way	(3.8)%	(4.4)%	(4.4)%	(4.3)%	(4.1)%	(5.5)%	(5.7)%	(6.4)%
Direct two-way	(6.0)%	(7.0)%	(5.9)%	(5.4)%	(4.5)%	(7.3)%	(10.5)%	(5.6)%
Total direct	(3.9)%	(4.5)%	(4.5)%	(4.4)%	(4.1)%	(5.4)%	(6)%	(6.4)%
Indirect one-way	(4.5)%	(4.7)%	(6.4)%	(6.7)%	(6.5)%	(6.4)%	(6.8)%	(8.2)%
Indirect two-way	(16.2)%	(2.2)%	(20.0)%	(4.4)%	(2.3)%	(1.9)%	(2.7)%	(2.3)%
Total indirect	(9.9)%	(3.6)%	(13.2)%	(5.5)%	(4.4)%	(4.2)%	(4.8)%	(5.5)%
Total one-way	(3.8)%	(4.4)%	(4.5)%	(4.4)%	(4.2)%	(5.3)%	(5.8)%	(6.5)%
Total two-way	(8.5)%	(5.8)%	(9.9)%	(5.1)%	(3.9)%	(5.7)%	(8.3)%	(4.7)%
Total paging gross disconnect rate	(4.2)%	(4.5)%	(4.9)%	(4.4)%	(4.1)%	(5.3)%	(5.9)%	(6.3)%
Net loss rate (c)
Direct one-way	(1.4)%	(1.4)%	(1.2)%	(2.1)%	(1.4)%	(1.8)%	(1.9)%	(3.7)%
Direct two-way	(0.9)%	(2.2)%	(0.2)%	(0.9)%	(0.1)%	(3.0)%	(4.5)%	(0.6)%
Total direct	(1.4)%	(1.5)%	(1.1)%	(2.0)%	(1.4)%	(1.9)%	(2.0)%	(3.5)%
Indirect one-way	(2.4)%	(2.4)%	(4.4)%	(4.0)%	(4.3)%	(4.1)%	(4.8)%	(6.3)%
Indirect two-way	(16)%	(1.7)%	(19.4)%	(3.6)%	(2.0)%	(1.5)%	(2.2)%	(1.9)%
Total indirect	(8.6)%	(2.1)%	(11.9)%	(3.8)%	(3.1)%	(2.8)%	(3.5)%	(4.2)%
Total one-way	(1.4)%	(1.5)%	(1.3)%	(2.1)%	(1.5)%	(1.9)%	(2.0)%	(3.7)%
Total two-way	(4.6)%	(2.1)%	(5.7)%	(1.7)%	(0.6)%	(2.5)%	(3.8)%	(1.0)%
Total paging net loss rate	(1.6)%	(1.5)%	(1.6)%	(2.1)%	(1.4)%	(1.9)%	(2.1)%	(3.5)%

(a) Slight variations in totals are due to rounding.
(b) Gross disconnect rate is current period disconnected units divided by prior period ending units in service.
(c) Net loss rate is net current period placements and disconnected units in service divided by prior period ending units in service.

SPOK HOLDINGS, INC.
SUPPLEMENTAL INFORMATION BY MARKET SEGMENT (a)
(Unaudited)

	For the three months ended
	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014
Gross placement rate (b)
Healthcare	2.7%	3.3%	3.8%	2.6%	3.0%	3.8%	4.5%	3.1%
Government	2.1%	1.4%	1.9%	1.0%	1.2%	1.5%	2.6%	1.9%
Large enterprise	2.1%	2.2%	1.7%	2.1%	2.3%	2.7%	2.0%	2.9%
Other	2.1%	2.4%	1.8%	1.6%	2.1%	4.3%	2.2%	2.1%
Total direct	2.6%	3.0%	3.4%	2.3%	2.8%	3.5%	4%	2.9%
Total indirect	1.3%	1.5%	1.3%	1.7%	1.3%	1.4%	1.3%	1.2%
Total	2.5%	3.0%	3.3%	2.3%	2.7%	3.4%	3.9%	2.8%
Gross disconnect rate (b)
Healthcare	(3.5)%	(4.3)%	(3.8)%	(3.9)%	(3.8)%	(5.1)%	(5.3)%	(6.5)%
Government	(4.8)%	(4.7)%	(7.0)%	(5.0)%	(4.7)%	(7.5)%	(7.6)%	(5.6)%
Large enterprise	(6.7)%	(5.0)%	(7.3)%	(5.7)%	(4.7)%	(4.8)%	(8.9)%	(5.4)%
Other	(5.3)%	(6.1)%	(7.0)%	(7.1)%	(6.4)%	(6.9)%	(7.7)%	(6.5)%
Total direct	(3.9)%	(4.5)%	(4.5)%	(4.3)%	(4.1)%	(5.4)%	(6)%	(6.4)%
Total indirect	(9.7)%	(3.6)%	(13.1)%	(5.5)%	(4.4)%	(4.2)%	(4.8)%	(5.5)%
Total	(4.1)%	(4.4)%	(4.9)%	(4.4)%	(4.1)%	(5.3)%	(5.9)%	(6.3)%
Net loss rate (b)
Healthcare	(0.8)%	(1.0)%	0.1%	(1.3)%	(0.7)%	(1.3)%	(0.8)%	(3.5)%
Government	(2.7)%	(3.3)%	(5.1)%	(4.0)%	(3.5)%	(6.0)%	(5)%	(3.6)%
Large enterprise	(4.6)%	(2.8)%	(5.6)%	(3.6)%	(2.4)%	(2.1)%	(6.9)%	(2.5)%
Other	(3.1)%	(3.7)%	(5.1)%	(5.5)%	(4.4)%	(2.5)%	(5.5)%	(4.4)%
Total direct	(1.4)%	(1.5)%	(1.1)%	(2.0)%	(1.4)%	(1.9)%	(2)%	(3.5)%
Total indirect	(8.6)%	(2.1)%	(11.9)%	(3.8)%	(3.1)%	(2.8)%	(3.5)%	(4.2)%
Total	(1.6)%	(1.5)%	(1.6)%	(2.1)%	(1.4)%	(1.9)%	(2.1)%	(3.5)%
End of period units in service % of total (b)
Healthcare	77.0%	76.3%	75.9%	74.7%	74.1%	73.6%	73.0%	72%
Government	7.2%	7.2%	7.4%	7.7%	7.8%	7.9%	8.3%	8.6%
Large enterprise	6.9%	7.2%	7.2%	7.6%	7.7%	7.8%	7.8%	8.2%
Other	5.5%	5.6%	5.7%	6.0%	6.2%	6.4%	6.6%	6.8%
Total direct	96.6%	96.3%	96.2%	95.9%	95.8%	95.7%	95.7%	95.6%
Total indirect	3.4%	3.7%	3.8%	4.1%	4.2%	4.3%	4.3%	4.4%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100%

(a) Slight variations in totals are due to rounding.
(b) Changes in the classification of units in service are reflected in the quarter when such changes are identified. Such changes are then appropriately reflected in calculating the gross placement, gross disconnect and net loss rates.

SPOK HOLDINGS, INC.
SUPPLEMENTAL INFORMATION - DIRECT PAGING UNITS IN SERVICE AND
CELLULAR ACTIVATIONS (a)
(Unaudited)

	For the three months ended
	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014
Account size ending units in service (000's)
1 to 3 units	30	31	32	33	35	37	39	41
4 to 10 units	16	18	19	20	21	22	23	24
11 to 50 units	43	44	47	49	51	53	56	57
51 to 100 units	30	31	33	32	34	36	38	41
101 to 1,000 units	229	238	244	252	262	267	275	282
>1,000 units	785	787	792	794	801	805	812	824
Total	1,133	1,149	1,167	1,180	1,204	1,220	1,243	1,269
End of period units in service % of total direct
1 to 3 units	2.6%	2.7%	2.8%	2.8%	2.9%	3.0%	3.1%	3.2%
4 to 10 units	1.5%	1.5%	1.6%	1.7%	1.7%	1.8%	1.8%	1.9%
11 to 50 units	3.8%	3.9%	4.0%	4.2%	4.2%	4.3%	4.5%	4.5%
51 to 100 units	2.6%	2.7%	2.8%	2.7%	2.8%	3.0%	3.1%	3.2%
101 to 1,000 units	20.3%	20.7%	20.9%	21.4%	21.8%	21.9%	22.1%	22.3%
>1,000 units	69.2%	68.5%	67.9%	67.2%	66.6%	66.0%	65.4%	64.9%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Account size net loss rate
1 to 3 units	(3.9)%	(4.1)%	(2.9)%	(6.2)%	(4.4)%	(4.8)%	(4.1)%	(4.9)%
4 to 10 units	(6.0)%	(5.3)%	(5.0)%	(6.2)%	(5.5)%	(4.0)%	(5.4)%	(4.1)%
11 to 50 units	(4.1)%	(4.8)%	(4.1)%	(4.6)%	(3.8)%	(5.2)%	(3.2)%	(5.3)%
51 to 100 units	(3.7)%	(5.4)%	0.2%	(4.1)%	(5.4)%	(5.2)%	(8.7)%	(1.2)%
101 to 1,000 units	(3.6)%	(2.5)%	(3.0)%	(3.9)%	(2.0)%	(2.9)%	(2.5)%	(1.7)%
>1,000 units	(0.2)%	(0.6)%	(0.2)%	(0.8)%	(0.5)%	(1.0)%	(1.2)%	(4.0)%
Total	(1.4)%	(1.5)%	(1.1)%	(2.0)%	(1.4)%	(1.9)%	(2.0)%	(3.5)%
Account size ARPU
1 to 3 units	$14.33	$14.34	$14.52	$14.52	$14.53	$14.65	$14.86	$14.96
4 to 10 units	14.27	14.11	14.11	14.07	14.09	14.04	14.12	14.22
11 to 50 units	12.00	12.03	12.13	12.02	12.00	11.95	12.00	12.07
51 to 100 units	10.63	10.48	10.42	10.26	10.15	10.16	10.18	10.27
101 to 1,000 units	8.76	8.79	8.78	8.81	8.79	8.69	8.58	8.76
>1,000 units	6.85	6.87	6.90	6.95	6.93	6.99	7.00	7.11
Total	$7.85	$7.88	$7.93	$7.99	$8.00	$8.05	$8.06	$8.19
Cellular:
Number of activations	26	33	144	92	264	2,198	1,679	281
Revenue from cellular services (000's)	$13	$25	$39	$40	$77	$395	$278	$108

(a) Slight variations in totals are due to rounding.